UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05          COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

            On October 13, 2015, Dollar General Corporation (the “Company”) announced that, as part of a broader initiative aimed at improving efficiencies and reducing expenses, it is restructuring its corporate support functions to eliminate approximately 255 positions. Substantially all of the eliminations are effective immediately, with the remainder to be completed by mid-2016.  Positions at the store level will not be impacted by this restructuring.  The Board of Directors of the Company approved such initiative on October 8, 2015.

The Company currently expects to record a pre-tax cash expense of approximately $7 million in the third quarter of fiscal year 2015 for one-time severance-related benefits related to this restructuring, all of which will result in future cash expenditures.  This expected expense is an estimate.  The actual expense may vary based on various factors, primarily whether affected employees choose to receive offered severance pay.

Forward-Looking Statement Disclaimer

The Company includes in this Current Report “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expect,” “estimate,” “initiative,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation statements regarding the anticipated financial results of the Company’s restructuring initiative discussed herein.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that the Company expected. Many of these statements are derived from the Company’s operating budgets and forecasts, which are based on many detailed assumptions that the Company believes are reasonable, or are based on various assumptions about certain plans, activities or events which the Company expects will or may occur in the future. However, it is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2015 and in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2015.

All forward-looking statements are qualified in their entirety by the cautionary statements that the Company makes from time to time in its SEC filings and public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates, or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

ITEM 7.01          REGULATION FD DISCLOSURE.

          The information set forth in Item 2.05 above is incorporated herein by reference. The Company issued a news release regarding the matter discussed under Item 2.05 above, which news release is furnished as Exhibit 99 hereto and is incorporated herein by reference.

          The information contained within this Item 7.01, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

 ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.  N/A
(b)      Pro forma financial information.  N/A
(c)      Shell company transactions.  N/A
(d)      Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 13, 2015	DOLLAR GENERAL CORPORATION

		By:	/s/ John W. Garratt
John W. Garratt
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated October 13, 2015.